UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 4, 2010

BLACK TUSK MINERALS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52372 (Commission File Number)	20-3366333 (IRS Employer Identification No.)

7425 Arbutus Street, Vancouver, British Columbia, Canada V6P 5T2

(Address of principal executive offices and Zip Code)

(778) 999-2575

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On October 7, 2010, the Company announced a 1-for-50 reverse stock split of its issued and outstanding shares of common stock, par value $0.001 per share.  The press release announcing the stock split is filed herewith as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 4, 2010, Black Tusk Minerals Inc. (the “Company”) effected a reverse stock split of the Company's common stock at a split ratio of 1-for-50, pursuant to a plan approved by the Company’s Board of Directors.

As a result of the reverse stock split, every fifty (50) pre-split shares of the Company's common stock, $.001 par value per share, issued and outstanding immediately prior to October 11, 2010, at 5:00 p.m. (Pacific Daylight Time) will be automatically exchanged for one (1) post-split share of common stock, $.001 par value per share, with any fractional shares resulting from the exchange being rounded up to the nearest whole share.  Accordingly, the number of shares of the Company's common stock issued and outstanding has been reduced from 47,189,262 shares to 943,790 shares.  Also as a result of the reverse stock split, the number of shares of common stock that the Company is authorized to issue has been reduced from 200,000,000 shares, par value $.001, to 100,000,000 shares, par value $.001.

The Company effected the reverse stock split by filing a “Certificate of Change Pursuant to NRS 78.209” with the Nevada Secretary of State.  The Certificate of Change provided for both the reverse stock split and corresponding reduction in the authorized shares of common stock described above.  The Company’s Board of Directors approved this corporate action on September 20, 2010, but shareholder approval was not required, pursuant to Sections 78.207 and 78.209 of the Nevada Revised Statutes.

Effective October 12, 2010, the Company's common stock will be quoted under the symbol "BKTKD" for a period of 20 business days.  Thereafter, the “D” will be removed from the Company's trading symbol, and it will revert to the previous symbol, "BKTK."  The new CUSIP number of the Company's common stock is 092258300.

The Company has elected to treat the reverse stock split as a non-mandatory exchange.  As a result, there will be no letter of transmittal sent to the Company’s shareholders directing them to exchange their existing stock certificates.  Rather, shareholders will retain their existing pre-split stock certificates until such time as they are submitted to the Company’s transfer agent, Colonial Stock Transfer Company, Inc., for exchange or transfer and will then be replaced by post-split stock certificates.

The Company issued a press release on October 7, 2010 announcing completion of the reverse stock split, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit
3.1	Certificate of Change Pursuant to NRS 78.209, filed with the Nevada Secretary of State
99.1	Press Release dated October 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK TUSK MINERALS INC.

By:

    /s/ Gavin Roy

Name: Gavin Roy

Title: President and Director

Dated: October 7, 2010